UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

SMG INDIUM RESOURCES LTD.

 (Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2013, the SMG Indium Resources, Ltd. (the “Company”) issued a press release announcing that all outstanding units (the “Units”) sold in connection with the Company’s May 2011 initial public offering is anticipated to cease trading under the symbol “SMGIU” as of the close of the markets on May 31, 2013. Each Unit consists of one share of common stock, par value $.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”).  The Company expects that commencing Monday, June 3, 2013, the Common Stock and the Warrants included in the Units will continue trading separately under the symbols “SMGI” and “SMGIW,” respectively.

Item 8.01   Other Events

Stock Repurchase Program

In addition, the Company announced it is increasing the amount of securities that the Company may repurchase pursuant to its stock repurchase plan, from $1.0 million to $3.0 million through December 31, 2014 (the “Stock Repurchase Plan”). Under this program, Common Stock repurchases may be made from time to time in the open market at prevailing market prices or through privately negotiated transactions at the discretion of the Company’s manager, Specialty Metals Group Advisors LLC and such program shall extend through December 31, 2014. The timing of open market and privately negotiated purchases will be dependent on market conditions and other corporate considerations, including price, corporate and regulatory requirements and alternative investment opportunities. Securities repurchased by the Company through the repurchase program will become authorized but unissued shares. As of May 15, 2013, the Company has 8,802,697 shares of Common Stock outstanding.

Special Cash Dividend

Finally, the Company announced that its Board of Directors (the “Board”) approved a payment of a special cash distribution in the amount of U.S. $0.10 per share of Common Stock, which shall be issued in the second quarter of 2013. The record date for shareholders entitled to receive the payment will be June 21, 2013. The payment date will be June 26, 2013. The distribution is expected to be treated as a return of capital for tax purposes. The Company intends to continue returning capital to shareholders on a quarterly basis, subject to prevailing market conditions. The Board views this transaction as a way to return value to shareholders while waiting for any appreciation in indium prices. The implied dividend yield, assuming the Company makes four quarterly distributions in the amount of $.10 per share per quarter, is approximately 16.7% per annum based on the Company's closing stock price of $2.40 per common share.

A copy of the Press Release issued by the Company announcing the separation of the Units, increase in the amount reserved under the Stock Repurchase Plan and special cash dividend is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated May 20, 2013, announcing the Separate Trading of the Company’s Common Stock and Warrants, Stock Repurchase Program and Special Cash Dividend.

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Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein, and any statements of representatives and partners of SMG Indium Resources Ltd. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including but not limited to risks described in our 2012 Annual Report on Form 10-K as filed with the Securities and Exchange Commission under the caption “Risk Factors.”  Actual results (including, without limitation, the timing for and results for the separation of the Units, the results of our repurchase program, and the special stock dividend) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013	SMG Indium RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
	Name: Title:	Alan C. Benjamin Chief Executive Officer

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